                                                                   Exhibit 10.29





                       DATED THE 23RD DAY OF JANUARY 2006





                           NEW CHINA MEDIA CO. LIMITED



                                       AND



                  BEIJING SHIJI GUANGNIAN ADVERTISING CO., LTD.



                           ---------------------------


                                SERVICE AGREEMENT


                           ---------------------------

                                SERVICE AGREEMENT


THIS AGREEMENT (the "AGREEMENT") is entered into as of this 23rd day of January, 2006

BETWEEN

NEW CHINA MEDIA CO. LIMITED, a company incorporated under the laws of the PRC and having its principal office located at Block 71, 17/F, No. 50 Hui Wen Lu, Shanghai, PRC (the "COMPANY")

AND

BEIJING SHIJI GUANGNIAN ADVERTISING CO., LTD., a limited liability company incorporated under the laws of the PRC and having its registered office at 8100, #18, Jianshe Road, Kaixuan Avenue, Liang Township, Fangshan District, Beijing, PRC ("BSG")


WHEREAS

A. BSG is engaged in the Business (defined hereinafter) and the Company has a team of personnel having expertise in providing administrative and technical support and related services which is required by BSG.

B. BSG wishes to engage the Company to provide the Services (defined hereinafter) and the Company agrees to provide the Services in accordance with the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and conditions set forth hereinafter and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1 DEFINITIONS AND INTERPRETATIONS.

1.1  In this Agreement, unless the context requires otherwise:

     (a) words importing the singular shall include the plural and vice versa and words importing a gender include every gender;

     (b) words denoting persons shall include bodies corporate or unincorporate, firms, partnerships, joint ventures, associations of persons, government departments or agencies, organisations or trusts (whether or not having a separate legal personality);

     (c) references to "party" or "parties" in this Agreement are to a party or to the parties to this Agreement;

     (d) references to a party to this Agreement shall include its successors and permitted assigns; and

     (e) references to this Agreement or to a document or agreement in this Agreement shall be construed as a reference to this Agreement or that document or agreement as amended or re-executed from time to time.

1.2 Unless the context otherwise requires, the terms below shall have the following meanings:

     "BUSINESS" means the business of designing, producing and distributing advertisements and other related businesses carried on by BSG from time to time;

     "BUSINESS DAY" means any day on which banks are generally open for business in the PRC;

     "GROSS INCOME" means, with respect to any complete or incomplete calendar year, the total gross income and revenue of whatever nature of BSG derived directly and indirectly from the Business less all its operating expense (excluding, for the purpose of this Agreement, the Service Fee) and taxes for the relevant period;

     "PRC" means the People's Republic of China;

     "SERVICE FEE" has the meaning ascribed to it in Article 3.1;

     "SERVICE TERM" has the meaning ascribed to it in Article 4.1; and

     "SERVICES" has the meaning ascribed to it in Article 2.2.

ARTICLE 2 PROVISION OF SERVICES.

2.1 BSG hereby appoints the Company as its provider of the Services on and subject to the terms and conditions of this Agreement.

2.2 The Company shall provide the following services (the "SERVICES") to BSG subject to the terms and conditions of this Agreement:

     a) provide and maintain, or advise on or assist with the provision of, general administrative support and related services (including without limitation the provision and/or maintenance of general office facilities, human resources, insurance policies, and internal legal, accounting, auditing and corporate secretarial support) relating to the Business;

     b) provide and maintain, or advise on or assist with the provision of, general technical support; and

     c) provide any other services as may be required by BSG from time to time.


ARTICLE 3 SERVICE FEE.

3.1 In consideration for the provision of the Services, throughout each Service Term BSG shall pay a quarterly service fee to the Company in accordance with terms and conditions provided in this Agreement (the "SERVICE FEE") which shall be equal to US$38,500, plus or minus 10 percent, or (b) such other amount as the parties may agree from time to time.

3.2 The Service Fee shall be paid by BSG within 20 Business Days after the issuance of the financial reports of BSG of each calendar year. The amount of each quarterly payment of the Service Fee shall be equal to such sum as the parties may agree from time to time provided that the total amount of all quarterly payments of Service Fee in any complete or incomplete calendar year shall not exceed the amount of the Service Fee payable for that calendar year as determined in accordance with
     Article 3.1.

3.3 The Service Fee shall be paid in accordance with Article 3.2 by cash, transfer cheque or bank transfer or using such other method as may be acceptable to the Company to the account of the Company, details of which shall be notified to BSG in a notice served on BSG by the Company from time to time.

3.4 Without prejudice to Article 7, the Company shall have unrestricted rights to inspect all books and records of BSG at any time for the purposes of verifying and ascertaining the amount of Advertising Income for the determination of the Service Fee in accordance with Article 3.1.

ARTICLE 4 TERM AND TERMINATION.

4.1 The Agreement shall be for an initial term of two (2) years from the date of this Agreement and thereafter will automatically and perpetually renew for two (2) years (each, a "SERVICE TERM") unless the Company serves a written notice of termination to BSG at least seven Business Days before expiry of the then current two-year term.

4.2 During any Service Term, the Company may terminate this Agreement at any time without compensation by written notice served on BSG in accordance with the terms of this Agreement 30 Business Days' prior to such termination.

4.3 Without prejudice to any legal or other rights or remedies which the Company may have, the Company has the right to terminate this Agreement immediately with written notice to BSG in the event BSG materially breaches this Agreement and fails to remedy such breach to the satisfaction of the Company within 10 Business Days from the date it receives written notice of such breach from the Company.

4.4 Upon the termination of this Agreement, BSG shall promptly return and deliver to the Company or its designees all the equipment together with all records, log books and handbooks in respect thereof and all unpaid Service Fee shall immediately become due and payable.

4.5 Neither party shall be held responsible for any delay or failure in performance of any part of this Agreement to the extent such delay or failure is caused by fire, flood, explosion, war, strike, embargo, act of God, or other similar causes beyond its control and without the fault or negligence of the delayed or non-performing party ("FORCE MAJEURE CONDITION").

4.6 If any Force Majeure Condition occurs, the party affected by the other's delay or inability to perform may elect to suspend this Agreement for the duration of the Force Majeure Condition and, once the Force Majeure Condition ceases, resume performance under this Agreement with an option in favour of the affected party to extend the period of this Agreement up to the length of time the Force Majeure Condition was endured. The party claiming relief under the Force Majeure Condition shall take appropriate means to minimize or remove the effects of such Force Majeure Condition, and attempt to resume performance of the obligations delayed or prevented by the event of such Force Majeure Condition. For the avoidance of doubt, any right available to BSG under this Article 4.5 to suspend this Agreement shall be without prejudice to and shall be subject to the Company's rights to terminate this Agreement under Article 4.2 and Article 4.3.

ARTICLE 5 SUCCESSORS AND ASSIGNS.

5.1 This Agreement shall be binding upon and enure to the benefits of the parties and their respective successors and permitted assigns.

5.2 BSG hereby agrees that the Company shall have the right to transfer all or any of its rights under this Agreement to any third party at its sole discretion provided that the Company shall give a written notice of such transfer to BSG. BSG may not assign or transfer any of its rights or obligations under this Agreement to any third party without the prior written consent of the Company.

ARTICLE 6 GOVERNING LAW AND DISPUTE RESOLUTION.

6.1 This Agreement shall be governed by and construed in accordance with the laws of the PRC.

6.2 Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be settled through friendly consultation between the parties. In the event that no settlement is reached within 30 Business Days from the date of notification by either party to the other that it intends to submit a dispute, controversy or claim to arbitration, then such dispute, controversy or claim shall be finally resolved by arbitration under the arbitration rules of the China International Economic and Trade Arbitration Commission ("CIETAC") as at present in force, which rules are deemed to be incorporated by reference into this Article.

6.3  The place of arbitration shall be Shanghai, PRC.

6.4  The language of the arbitration shall be English.

6.5 The tribunal shall consist of three arbitrators. Two arbitrators shall be selected by the respective parties. The third arbitrator shall be selected by agreement between the parties or, failing agreement within 10 Business Days of the appointment of the two party-nominated arbitrators, by the chairman of CIETAC.

ARTICLE 7 FURTHER ASSURANCE.

7.1 Each party shall do all necessary acts and execute and deliver all necessary documents as may be necessary to give effect to the provisions set forth herein.

7.2 BSG agrees to grant the Company the right to have its representatives and agents enter into BSG's business premises to inspect the internal records (including, but not limited to accounting records and reports) of BSG at any time to ensure that BSG has complied with the terms of this Agreement. BSG shall allow the Company's auditors to enter into BSG's business premises and conduct an independent audit of its Business on 7 Business Days' prior notice and shall provide such auditors with reasonable office accommodation and access to all relevant documents of BSG and where relevant, of any affiliates for the purposes of carrying out such audit.

7.3 BSG shall at its own cost and expense hire a reputable international accounting firm to conduct an annual inventory audit of the equipment and make available a copy of such inventory audit to the Company within 3 months of the end of BSG's financial year. In addition, BSG shall also render all assistance as the Company or its auditors may require in connection with the annual audit of the Company.

ARTICLE 8 ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement and understanding between the parties in connection with the transactions hereby contemplated. This Agreement supersede all previous agreements, arrangements and understandings between the parties with regard to such transaction which shall cease to have any further force or effect.

ARTICLE 9 CONFIDENTIALITY.

The parties agree to keep the terms and conditions of this Agreement strictly confidential. The Agreement or the terms and conditions thereof will only be disclosed if and to the extent necessary under the laws and regulations of the PRC.

ARTICLE 10 NOTICES.

10.1 Notices or other communications required to be given by any party pursuant to this Agreement shall be in writing in English and in Chinese and may be delivered personally or sent by registered airmail or postage prepaid, by a recognised courier service or by facsimile transmission to the address of the other party set forth below. The dates on which such notices shall be deemed to have effectively given shall be determined as follows:

     (a) notices given by personal delivery shall be deemed effectively given on the date of personal delivery.

     (b) notices given by registered airmail or postage prepaid shall be deemed effectively given on the tenth Business Day after the date on which they were mailed (as indicated by the postmark).

     (c) notices by courier shall be deemed effectively given on the fifth Business Day after they were sent by recognised courier service.

     (d) notices given by facsimile transmission shall be deemed effectively given on the first Business Day following the date of successful transmission and receipt as evidenced by the transmission report.

          THE COMPANY

          Unit 3905-3909, 1 Grand Gateway, 1 HongQiao Lu
          Shanghai, PRC, 200030

          For the attention of: Mr. Stephen Cheung
          Telephone No.: (8621) 6113-5962
          Facsimile No.: (8621) 6448-4955


          With a copy to Preston Gates & Ellis:

          35th Floor, Two International Finance Centre
          8 Finance Street
          Central
          Hong Kong

          Attention: Mr. Clifford Ng
          Telephone No.: (852) 2230 3558

          Facsimile No.: (852) 2511 9515

          BSG

          8100, #18, Jianshe Road, Kaixuan Avenue
          Liang Township, Fangshan District, Beijing, PRC

          For the attention of: Irene Wang
          Telephone No.: (86) 139-1084-5618
          Facsimile No.:

10.2 Any party may at any time change its address for service by notice in writing delivered to the other party in accordance with the terms hereof.

ARTICLE 11 MISCELLANEOUS.

11.1 Time shall be of the essence of this Agreement.

11.2 The headings in this Agreement are inserted for convenience only and shall not affect the construction of this Agreement.

11.3 This Agreement may not be amended or modified except in writing signed by all parties, and any amendment and supplement to this Agreement shall form part of this Agreement and shall have the same legal effect as this Agreement.

11.4 Any provision of this Agreement which is invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

11.5 This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and either party may enter into this Agreement by executing a counterpart.

IN WITNESS WHEREOF, the parties hereto have caused their authorised representatives to execute this Agreement as of the date first written above.





NEW CHINA MEDIA CO. LIMITED





By:               /s/
    --------------------------------
Name: Graham Earnshaw
Title: Legal Representative



BEIJING SHIJI GUANGNIAN ADVERTISING CO., LTD.





By:               /s/
    --------------------------------
Name: Wang Yong Hong
Title: Legal Representative